Exhibit 99.1


IGEN International, Inc,
16020 Industrial Drive, Gaithersburg, Maryland  20877 USA
Phone:  (301) 869-9800,  Fax:  (301) 208-3798

FOR IMMEDIATE RELEASE

CONTACTS:
George Migausky                    Jonathan Fassberg (investors)
IGEN International                 The Trout Group
(301) 869-9800, ext. 2013          (212) 477-9007, ext. 16

Paul Caminiti or Andrew Cole (media)
Citigate Sard Verbinnen
(212) 687-8080

IGEN SETS DATE FOR SPECIAL STOCKHOLDER MEETING AND ANNOUNCES MAILING OF PROXY STATEMENT/PROSPECTUS


IGEN International, Inc. (Nasdaq: IGEN) today announced that it will hold a special meeting of stockholders on February 13, 2004 at which stockholders will be asked to vote to adopt the previously announced merger agreement with Roche Holding Ltd. Stockholders will also be asked to approve the proposed 2003 stock incentive plan for the IGEN spin-off company, BioVeris Corporation. IGEN stockholders of record on December 18, 2003 are entitled to vote at the special meeting.

IGEN also announced that it expects to mail the definitive proxy statement/prospectus regarding the transaction to IGEN stockholders entitled to vote on or about January 14, 2004. The special stockholder meeting will be held at 10:00 AM EST on February 13, 2004 at The Four Seasons Hotel in Washington DC.

On July 24, 2003, IGEN and Roche jointly announced that they had entered into definitive agreements under which Roche will acquire IGEN and IGEN will simultaneously distribute the common stock of BioVeris Corporation to its stockholders. If the merger agreement is adopted by IGEN stockholders, IGEN expects to complete the transaction shortly after the special meeting. Following completion of the transaction, IGEN stockholders will be entitled to receive $47.25 in cash, without interest, and one share of BioVeris common stock for each share of IGEN common stock they own. BioVeris common stock has been approved for quotation on The NASDAQ National Market(R) under the symbol "BIOV."

Investors and security holders are urged to read the proxy statement/prospectus regarding the transaction with Roche because it contains important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by BioVeris and IGEN with the SEC at the SEC's web site at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained for free from IGEN by directing a request to IGEN International, Inc., 16020 Industrial Drive, Gaithersburg, MD 20877,
(301) 869-9800, Attention: Secretary.


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IGEN, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transaction with Roche. Information about the directors and executive officers of IGEN and their ownership of IGEN stock is set forth in IGEN's Proxy Statement filed July 29, 2003. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.

IGEN develops and markets biological detection systems based on its proprietary ORIGEN(R) technology, which provides a unique combination of sensitivity, reliability, speed and flexibility. ORIGEN-based systems are used in a wide variety of applications, including clinical diagnostics, pharmaceutical research and development, life science research, biodefense testing and testing for food safety and quality control. These systems are marketed by IGEN and its licensees and/or distributors. IGEN and ORIGEN are registered trademarks of IGEN International, Inc. More information about the company can be found at http://www.igen.com .

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about plans to mail the proxy statement/prospectus to IGEN stockholders, approval by IGEN stockholders, completion of the transaction with Roche, and distribution of the common stock of BioVeris to its stockholders. Actual results might differ materially from these statements due to risks and uncertainties, including those associated with the approval of the transaction by IGEN stockholders; the value of the transaction to stockholders; the satisfaction of closing conditions; BioVeris's ability to effectively compete in the various markets in which we currently, and plan to, have product offerings; and changes in general economic, business and industry conditions. More complete descriptions of the risks applicable to IGEN and BioVeris appear in the companies' documents filed with the Securities and Exchange Commission and available on request from IGEN and BioVeris. IGEN and BioVeris disclaim any intent or obligation to update these forward-looking statements.

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